                                                                    Exhibit 11.1

Pervasive Software Inc.
Computation of Pro Forma Net Income per Common and Common Equivalent Share

                                                                         YEAR ENDED
                                                                        ------------
                                                                        June 30,1997
                                                                        ------------
                                                                    (in thousands except
                                                                      per share amounts)
Pro forma:
        Net income                                                       $    1,590
        Adjustments, net of income taxes:
          Interest expense                                                       --
          Investment income                                                      --
                                                                        ------------
        Adjusted net income                                              $    1,590
                                                                        ============

        Weighted average common shares outstanding                              835
        Weighted average common equivalent shares from stock
          options and warrants                                                1,868
        Staff Accounting Bulletin No. 83 grants                                 952
        Preferred stock if converted                                          9,713
                                                                        ------------
        Common and common equivalent shares                                  13,368
                                                                        ============
        Net income per common and common equivalent share                $     0.12
                                                                        ============